Exhibit 99.1
TerraVia Reports First Quarter 2017 Results

San Francisco, CA - May 3, 2017 - TerraVia (NASDAQ: TVIA), a next-generation food, nutrition and specialty ingredients company and pioneer in algae innovation, announced today financial results for the first quarter ended March 31, 2017.
“We met all of our commercial and operational goals for the first quarter as we executed against our focused strategy. We remain on track to meet our 2017 guidance,” said Apu Mody, CEO of TerraVia. “In particular, we’re excited about the market traction we are seeing with AlgaPrime™ DHA, which is showing early signs of being a blockbuster new product that can become a vital feed ingredient for aquaculture and potentially other nutrition markets. Also, as we disclosed today, the company now has a defined timeframe in place for the consideration of strategic alternatives that will chart the future course for TerraVia and our valuable technology platform.”
As disclosed separately today, TerraVia has entered into a forbearance agreement with certain of its convertible debt holders as the company continues to work on a plan to restructure its debt and has set a timeframe in which to conclude these negotiations. TerraVia is actively engaged in a process with strategic and financial parties that could result in a sale of all, substantially all, or a portion of the company prior to termination of the forbearance period.
Results for the first quarter highlight progress in TerraVia’s refined strategic focus on food, nutrition and specialty ingredients. Recent developments include:

•	TerraVia’s AlgaPrime™ DHA building early momentum in global aquaculture market in partnership with Bunge, BioMar and Lerøy Seafood Group

•	AlgaPrime™ DHA Essential to Sustainably Sourced Salmon from Leading Chilean Salmon Farmer Ventisqueros

•	Thrive® Culinary Algae Oil Receives BrandSpark International 2017 Best New Product Award in the Cooking Oil/Spray Category

•	TerraVia's Algae Butter, Which Can Replace Palm Oil and Hydrogenated Oils, Receives FDA GRAS No Questions Letter
Financial Review
Financial results for the first quarter of 2017 reflect progress in the Company’s transition to food, nutrition and specialty ingredients.
Total revenue was $4.5 million compared with $4.9 million in the first quarter of 2016. GAAP net loss narrowed to $22.6 million for the first quarter of 2017, from a net loss of $26.5 million in the prior year period as the Company continues to benefit from reductions in cash operating expenditures. On a non-GAAP basis, the net loss also declined to $19.2 million for the first quarter of 2017, compared with net loss of $21.2 million in the prior year quarter.
Excluding intercompany transactions, revenues from the 50.1% owned unconsolidated SB Oils JV totaled $2.9 million for the first quarter versus $1.1 million in the first quarter of 2016.
“Our results for the first quarter reflect early momentum for AlgaPrime™ DHA combined with diligent cost and capital management,” commented Tyler Painter, COO and CFO of TerraVia. “As we move through the process of seeking to restructure our balance sheet and evaluating strategic alternatives, we continue to take prudent steps to reduce cash and capital commitments while keeping the company on track with our growth goals for the year.”
Conference Call
TerraVia Holdings, Inc. will hold a conference call for investors on May 3, 2017 at 1:30 p.m. PT (4:30 p.m. ET). Investors may access the call by dialing 973-409-9250. A live webcast of the call will be available on the Investors section of www.terravia.com. A recording of the call will also be available by calling 404-537-3406; access code 12923661 beginning approximately two hours after the call, and will be available for one week. A webcast replay from today’s call will also be available on the Investors section of www.terravia.com approximately two hours after the call and will be available for up to thirty days.
About TerraVia
TerraVia is a plant-based food, nutrition and specialty ingredients company that harnesses the power of algae, the mother of all plants and earth's original superfood. With a portfolio of breakthrough ingredients and manufacturing, the Company is well positioned to help meet the growing need of consumer packaged goods and established and emerging food manufacturers to improve the nutritional profile of foods without sacrificing taste, and to develop select consumer brands. The Company also manufactures a range of specialty personal care ingredients for key strategic partners. Headquartered in South San Francisco, the Company's mission is to create products that are truly better for people and better for the planet. For additional information, please visit TerraVia's website at www.terravia.com.
TerraVia, Thrive®, AlgaPrime™, the TerraVia logo and other trademarks or service names are the trademarks of TerraVia Holdings, Inc.
Non-GAAP Financial Measures
This press release includes the following financial measure defined as a “non-GAAP financial measure” by the Securities and Exchange Commission: non-GAAP net loss. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation of GAAP to Non-GAAP Net Loss” included in the tables to this press release.
This non-GAAP measure is provided to enhance investors’ overall understanding of TerraVia’s current financial performance and TerraVia’s prospects for the future. Specifically, TerraVia believes the non-GAAP measure provides useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and business outlook.
For its internal budgeting process, TerraVia’s management uses financial measures that do not include stock-based compensation expense, restructuring expense, or special expenses such as non-cash gains or losses related to derivative liabilities, costs associated with debt restructuring activities, amortization of debt discount and issuance costs, and income (loss) from discontinued operations. In addition to the corresponding GAAP measure, TerraVia’s management also uses the foregoing non-GAAP measures in reviewing the financial results of TerraVia. TerraVia excludes stock-based compensation expenses, debt conversion expenses, income tax benefit, and special non-cash charges from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results.
Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about TerraVia, including statements that involve risks and uncertainties concerning: its strategic, product, commercialization and production plans and market opportunities; its ability to consummate a transaction for all, substantially all, or a portion of the company; ongoing activities to sell all or a significant portion of the company; ongoing activities to equitize the debt of the company’s noteholders; the prospects of the sales and/or equitization activities being successful; the impact of failure to sell all or a significant portion of the company and/or equitize the company’s debt; the impact on other company obligations of an event of default by the company under its 5.00% convertible senior subordinated notes due 2019 (“2019 Notes”) issued pursuant to an Indenture dated as of April 1, 2014 (“2019 Indenture”); its ability to manage and reduce its costs and capital commitments; its ability to maximize value for stakeholders; its ability to raise additional capital and/or recapitalize its outstanding convertible senior subordinated notes; and its ability to maintain its relationships with its partners. When used in this press release, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of TerraVia, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: TerraVia’s limited operating history; its limited history in manufacturing and commercializing products; production management risks; implementation risk in deploying new technologies; its limited experience in constructing, ramping up and operating commercial manufacturing facilities; its ability to successfully develop and commercialize products; its ability to sell its products at a profit; delays related to ramp-up and optimization of production facilities; availability of consistent, reliable power and steam; its ability to manage costs; its ability to enter into and maintain strategic collaborations; successful product trials by its customers and market acceptance and adoption of its products by end-users; its ability to obtain requisite regulatory approvals; its access, on favorable terms, to any required financing; its ability to obtain interest on acceptable terms in the sale and/or equitization activities; early termination of the forbearance period provided in the forbearance agreement it entered into with certain holders of the 2019 Notes; adverse responses from customers, partners and investors to the 2019 Indenture event of default, sales process or equitization process; and the impact of the 2019 Indenture event of default on its ability to recapitalize or restructure its debt or raise additional capital. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of TerraVia.
In addition, please refer to the documents that TerraVia Holdings, Inc. files with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated from time to time, for a discussion of these and other risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. TerraVia is not under any duty to update any of the information in this press release.

Contacts
Jeff Majtyka / Taylor Krafchik
JM Strategic Communications Group
646-776-0886
jeff@jmscgroup.com / taylor@jmscgroup.com

TERRAVIA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share amounts
(UNAUDITED)

	Three months ended March 31,
	2017	2016
Revenues:
Product revenues	$815	$1,301
Research and development programs	3,704	3,587
Total revenues	4,519	4,888
Costs and operating expenses:
Cost of product revenues	1,249	1,304
Research and development	6,968	8,231
Sales, general and administrative	9,188	11,642
Restructuring charges	626	1,190
Arbitration award	(2,369)	—
Total costs and operating expenses	15,662	22,367
Loss from continuing operations before other income (expense):	(11,143)	(17,479)
Other income (expense):
Interest and other income (expense), net	(2,485)	(3,198)
Debt conversion expense	(2,436)	—
Loss from equity method investments	(6,523)	(4,872)
Gain from change in fair value of derivative liabilities	—	82
Total other expense, net	(11,444)	(7,988)
Loss from continuing operations	(22,587)	(25,467)
Loss from discontinued operations, net of tax	—	(1,045)
Net loss	$(22,587)	$(26,512)
Net loss per share, basic and diluted:
Continuing operations	$(0.23)	$(0.31)
Discontinued operations	—	(0.01)
Net loss per share, basic and diluted:	$(0.23)	$(0.32)
Weighted average number of common shares used in net loss per share computation, basic and diluted	98,950	81,950

TERRAVIA HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET LOSS AND NET LOSS PER SHARE
In thousands except per share amounts
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
GAAP Net loss	$(22,587)	$(26,512)
Operating expenses includes costs as follows:
Research and development	482	544
Sales, general and administrative	1,181	1,983
Total stock-based compensation expense	1,663	2,527
Costs associated with debt restructuring activities	466	—
Restructuring charges	626	1,190
Arbitration award	(2,369)	—
Other income (expense) includes costs as follows:
Amortization of debt discount and issuance costs	577	666
Debt conversion expense	2,436	—
Gain from change in fair value of derivative liabilities	—	(82)
Loss from discontinued operations, net of tax	—	1,045
Non-GAAP Net loss	$(19,188)	$(21,166)
GAAP Net loss per share - basic and diluted	$(0.23)	$(0.32)
Stock-based compensation expense	0.02	0.03
Restructuring charges	0.01	0.01
Arbitration award	(0.02)	—
Amortization of debt discount and issuance costs	0.01	0.01
Debt conversion expense	0.02	—
Loss from discontinued operations, net of tax	—	0.01
Non-GAAP Net loss per share - basic and diluted	$(0.19)	$(0.26)

TERRAVIA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except per share amount
(UNAUDITED)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$44,813	$64,031
Other current assets	4,995	3,968
Total current assets	49,808	67,999
Property, plant and equipment, net	21,393	22,674
Equity method investments	46,082	43,856
Other assets	1,100	1,180
Total assets	$118,383	$135,709
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Convertible debt	$167,881	$174,620
Other	16,200	17,682
Total liabilities	184,081	192,302
Convertible preferred stock	11,508	25,653
Total stockholders' deficit	(77,206)	(82,246)
Total liabilities, convertible preferred stock and stockholders’ deficit	$118,383	$135,709